Exhibit 1.1

FATPIPE, INC.

UNDERWRITING AGREEMENT

[●] Shares of Common Stock

[●], 2024

Roth Capital Partners, LLC

As the Representative of the Several

Underwriters Named on Schedule I hereto

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

FatPipe, Inc., a Utah corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named on Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Roth Capital Partners, LLC is acting as the representative (the “Representative”), an aggregate of [●] authorized but unissued shares (the “Firm Shares”) of common stock, no par value per share (the “Common Stock”), of the Company. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4, up to an additional [●] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” In connection with the offering contemplated by this Underwriting Agreement (this “Agreement”), the Company shall issue to the Representative (and/or its designees) the Underwriter Warrants (as defined below) upon the terms and conditions set forth in Section 4.

The Company and the several Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Shares on Form S-1 (File No. 333-280925) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post-effective amendments thereto), has been declared effective by the Commission. Such registration statement, including any amendments thereto at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness, and the documents and information otherwise deemed to be a part thereof or included therein pursuant to the Securities Act at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the pricing of the offering contemplated by this Agreement is hereinafter called the “Pricing Prospectus.”

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The Company is filing with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus covering the Shares, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any preliminary prospectus, in each case in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter called a “Prospectus.”

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date (as defined below) and as of each Option Closing Date (as defined below), if any, as follows (except where a representation and warranty speaks as of a different date as indicated below):

(i) No Material Misstatements or Omissions. At the Effective Time, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement, and any post-effective amendment thereto, complied or shall comply in all material respects with the requirements of the Securities Act and did not, does not, and shall not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time-of-Sale Disclosure Package (as defined below) as of 4:30 pm (Eastern time) (the “Applicable Time”) on the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended and supplemented, as of its date, at the time of its filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication (as defined below), when considered together with the Time-of-Sale Disclosure Package, did not, does not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two (2) immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time-of-Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which information is limited to the information specifically described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii) Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than Testing-the-Waters Communications, the Time-of-Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering and sale of the Shares (collectively, the “Marketing Materials”). Except for the Marketing Materials delivered to and approved by the Underwriter, no Marketing Materials have been provided to investors or prospective investors.

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(iii) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv) Testing-the-Waters Communications. Except as approved in writing by the Representative, the Company (A) has not alone engaged in any Testing-the-Waters Communication, and (B) has not authorized anyone to engage in Testing-the-Waters Communications. Except as approved in writing by the Representative, the Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, and at all times through the completion of the offer and sale of the Shares shall not, include any information that conflicted, conflicts or shall conflict with the information contained in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus.

(v) Free-Writing Prospectus. (A) The Company, if applicable, has provided a copy to each of the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the offer and sale of the Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time-of-Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the offer and sale of the Shares, does or shall include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or shall conflict with the information contained in the Registration Statement, the Final Prospectus or the rest of the Time-of-Sale Disclosure Package. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time-of-Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which information is limited to the information specifically described in Section 7(f). As used in this paragraph and elsewhere in this Agreement:

(1) “Time-of-Sale Disclosure Package” means the Pricing Prospectus, each Issuer Free Writing Prospectus, and the information included on Schedule II.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

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(B) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements. Except for any Issuer Free Writing Prospectus listed on Schedule III, no Issuer Free Writing Prospectus has been distributed to investors or prospective investors.

(vi) Financial Statements. The consolidated financial statements of the Company and its two (2) wholly owned subsidiaries, FatPipe Networks Private Limited, a company registered in Tamil Nadu India, and FatPipe Technologies, a Utah corporation (together, its “Subsidiaries” and, collectively with the Company, the “FatPipe Parties”), together with the respective related notes and schedules, included in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus comply with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and fairly present the financial condition of the Company and its Subsidiaries, as applicable, as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements or schedules are required under the Securities Act or the Exchange Act to be included in the Registration Statement, the Time-of-Sale Disclosure Package, or the Final Prospectus.

(vii) Pro Forma Financial Information. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statements amounts in the pro forma financial statements included in the Registration Statement, the Time-of-Sale Disclosure Package, and the Final Prospectus. The pro forma financial statements included in the Registration Statement, the Time-of-Sale Disclosure Package, and the Final Prospectus comply as to form in all material respects with the application requirements of Regulation S-X under the Exchange Act. No other financial statements or schedules, including historical or pro forma financial statements, are required under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus. All disclosures contained in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

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(viii) Independent Accountants. Suri & Co., independent registered public accountants (PCAOB: #6727) which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its Subsidiaries filed as part of the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, is (A) an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity, and (B) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. The PCAOB has not made any determination with respect to the Auditor under the Holding Foreign Companies Accountable Act. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided in the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus.

(ix) Accounting and Disclosure Controls.

(A) The Company maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive officer and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Time-of-Sale Disclosure Package, and the Final Prospectus fairly present the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements of the Company and its Subsidiaries included in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably expected to materially affect, the Company’s internal control over financial reporting. It is understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “SOX Act”), as of an earlier date than it would otherwise be required to so comply under applicable law.

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(B) Except as disclosed in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus, the Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(x) Forward-Looking Statements. Each “forward- looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus was included by the Company in good faith and with a reasonable basis after due consideration of the underlying assumptions, estimates and other applicable facts and circumstances. The Company has no reason to believe that any such statements are false or misleading.

(xi) Statistical and Marketing-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time-of-Sale Disclosure Package, the Final Prospectus and the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company does not have knowledge of any facts that would make such information not reliable or inaccurate. The Company has obtained written consent for the use of such data from such sources, to the extent required.

(xii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to, or that would reasonably be expected to cause or result in, the stabilization or manipulation of the price or value of any security of the Company to facilitate the offer and sale of the Shares. For the sake of clarity, actions by the Underwriters or persons acting on any of their behalf shall not constitute direct or indirect action by the Company for the purposes of this clause.

(xiii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, shall not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3. Additional Representations and Warranties Regarding the FatPipe Parties.

(a) The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof, as of the Closing Date, and as of each Option Closing Date, if any, as follows (except where a representation and warranty speaks as of a different date as indicated below):

(i) Good Standing. Each of the Company and each Subsidiary has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and each Subsidiary has the power and authority (corporate or otherwise) to own, lease and operate its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time-of-Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

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(ii) Authorization. The Company has the power and authority to execute and deliver this Agreement and the Underwriter Warrants (together, the “Transaction Documents”) and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, has been duly and validly taken, and when executed and delivered by the Company, shall constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with the respective terms of this Agreement and of each of the Transaction Documents, except as rights to indemnity hereunder and thereunder may be limited by federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii) Descriptions of the Transaction Documents. Each Transaction Document conforms to the description thereof contained in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus. The descriptions of the transactions contemplated by the Transaction Documents contained in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus are accurate and complete.

(iv) No Breach of Contracts. The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company, and the consummation of the transactions contemplated hereby and thereby, shall not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any Subsidiary is subject, or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that the breach or violation would not reasonably be expected to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (collectively, the “Contracts”) or obligation or other understanding to which the Company or any Subsidiary is a party, or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, violation, breach, default, or Default Acceleration Event would not reasonably be expected to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under the charter, bylaws, or any equivalent organizational documents of the Company or any Subsidiary.

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(v) No Violations of Governing Documents. Neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws, or other applicable organizational documents, (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease agreement, or other agreement or instrument to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is bound, or to which any property or asset of the Company or any Subsidiary is subject, or (C) in violation of any law or statute applicable to the Company or any Subsidiary, or any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Entity, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency, self-regulatory agency, or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any Subsidiary, or any of their respective properties, assets or operations.

(vi) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company or any Subsidiary in connection with the execution, delivery or performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from the Nasdaq Capital Market (the “Exchange”) to list the Shares and the Underwriter Warrant Shares for trading on the Exchange, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain would not reasonably be expected to result in a Material Adverse Effect.

(vii) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company have been or shall be on or prior to the Applicable Time duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time-of-Sale Disclosure Package, and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for issuances of options, restricted stock, or restricted stock units pursuant to the Company’s existing stock incentive plans as described in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus (collectively, the “Stock Incentive Plans”) in the ordinary course of business, and the issuance of Shares pursuant to this Agreement (in a manner consistent with the description thereof in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus), since the respective dates as of which information is provided in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus, neither the Company nor any Subsidiary has entered into or granted any convertible or exchangeable securities, options, restricted stock, restricted stock units, warrants, agreements, contracts or other rights to purchase or acquire from either the Company or any Subsidiary any shares of the capital stock of the Company, or other equity interests of any Subsidiary. The Shares, when issued and paid for as provided herein, shall be duly authorized and validly issued, fully paid and nonassessable, shall be issued in compliance with all applicable securities laws, shall be free of preemptive, registration or similar rights, except as have been validly waived or complied with, and shall conform to the description of the capital stock of the Company contained in the Registration Statement, the Time-of-Sale Disclosure Package and the Prospectus. The shares of Common Stock issuable upon the exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”), when issued, paid for and delivered upon exercise of the Underwriter Warrants, shall be duly authorized and validly issued, fully paid and nonassessable, shall be issued in compliance with all applicable securities laws, and shall be free of preemptive, registration or similar rights, except as have been validly waived or complied with. The Underwriter Warrant Shares have been reserved for issuance. The Underwriter Warrants, when issued, shall conform to the descriptions thereof set forth in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus.

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(viii) Taxes. The Company has (A) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, and (B) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against such party that are due and payable, except for any taxes that are currently being contested in good faith or that, if not paid, are not reasonably expected to result in a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or any Subsidiary, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any Subsidiary. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(ix) Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus, (A) the FatPipe Parties, when taken as a whole, have not incurred any liability or obligation, indirect, direct or contingent, that is material, individually or in the aggregate, to the FatPipe Parties; (B) the FatPipe Parties have not entered into any material transactions other than in the ordinary course of business; (C) neither the Company nor any Subsidiary has declared or paid any dividends or made any distribution of any kind with respect to its capital stock, limited liability interests or other equity interests; (D) there has not been any change in the capital stock of the Company, or other equity interests of any Subsidiary, other than (1) a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, the settlement of restricted stock units, or the conversion of convertible securities, in each case as described in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, or (2) upon the issuance of options, restricted stock, or restricted stock units pursuant to the Stock Incentive Plans in the ordinary course of business); (E) there has not been any material change in the long or short-term debt of the FatPipe Parties, when taken as a whole; and (F) there has not been the occurrence of any Material Adverse Effect.

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(x) Absence of Proceedings. Except to the extent disclosed in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus, there are no pending, threatened, or imminent, actions, suits or proceedings to which any of the FatPipe Parties is a party, or of which any property or assets of any of the FatPipe Parties is subject, before or by any Governmental Entity that is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xi) Permits. Each of the Company and each Subsidiary holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any Governmental Entity required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xii) Title to Properties. Each of the Company and each Subsidiary has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus as being owned by it that are material to its business, in each case free and clear of all liens, claims, security interests, mortgages, encumbrances, adverse claims or other defects, except those that are disclosed in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, and those that are not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company and each Subsidiary are held under valid, subsisting and enforceable leases with only such exceptions as do not interfere with the use made of such real property, improvements, equipment or personal property by the Company or any Subsidiary.

(xiii) Intellectual Property Rights. Each of the FatPipe Parties owns, or has the valid right to use, the inventions, patents, patent applications, trademarks, trademark applications, trade names, service names, copyrights, know-how (including trade secrets, data and other unpatented and/or unpatentable proprietary systems or procedures), domain names, software, proprietary or confidential information, and all other intellectual property (collectively, “Intellectual Property”) described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus as being owned or licensed by them or which are used in or necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus (the “Company Intellectual Property”), and the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus has not and does not infringe, misappropriate or violate the intellectual property rights of others. There is no infringement, misappropriation, or violation by third parties of any Company Intellectual Property that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There is no pending or threatened, action, suit, proceeding, investigation or claim by any third party: (A) challenging or seeking to deny or restrict the ownership rights of the FatPipe Parties in or to any Company Intellectual Property; (B) challenging the validity, enforceability or scope of any Company Intellectual Property; or (C) asserting that any of the FatPipe Parties have infringed, misappropriated, or violated, or is infringing, misappropriating or violating, any Intellectual Property of any person. The FatPipe Parties have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to any such party, and all such agreements are in full force and effect. The FatPipe Parties have taken reasonable steps in accordance with normal industry practice to protect, maintain and safeguard the confidentiality of all Company Intellectual Property. To the knowledge of the Company, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. To the knowledge of the Company, none of the Company Intellectual Property or technology employed by the FatPipe Parties has been obtained or is being used in violation of any contractual obligation binding on such parties, or any of their respective officers, directors, members, employees or consultants, or otherwise in violation of the rights of any persons, except for any violation that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The FatPipe Parties are not subject to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Entity that materially restricts or impairs its use of any Company Intellectual Property.

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(xiv) Compliance with Laws. The FatPipe Parties have been and are in compliance with all applicable laws, rules and regulations of any Governmental Entity, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xv) Employment Matters. There is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened, against the FatPipe Parties, before the National Labor Relations Board, any state or local labor relation board, or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company, threatened against the FatPipe Parties, (B) no labor dispute with or disturbance by the employees of any of the FatPipe Parties is pending or, to the knowledge of the Company, threatened or imminent, and (C) to the knowledge of the Company, no labor dispute with or disturbance by the employees of any material supplier, manufacturer, customer, distributor or contractor of any of the FatPipe Parties is threatened or imminent, which could, in each case, reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of any of the FatPipe Parties plans to terminate employment.

(xvi) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Each employee benefit plan of the Company is in compliance with applicable law, including ERISA and the Code. The Company has not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, individually or in the aggregate, cause the loss of such qualification.

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(xvii) Compliance with Environmental Laws. The FatPipe Parties are, and at all times prior hereto, were in compliance with all Environmental Laws (as defined below) applicable to such entity. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the FatPipe Parties: (i) are in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, policies and rules of common law, and any judicial or administrative interpretation thereof, including any judgment, order, writ, injunction or decree, relating to pollution or protection of human health, or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release, threatened release or imminent release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, the “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, the “Environmental Laws”); (ii) the FatPipe Parties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened or imminent administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary; and (iv) none of the FatPipe Parties anticipates material capital expenditures relating to Environmental Laws. There has been no storage, generation, transportation, use, handling, treatment, release or threat of release of Hazardous Materials by or caused by the FatPipe Parties at, on, under or from any property or facility now or previously owned, operated or leased by any of the FatPipe Parties, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii) SOX and Dodd-Frank Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it shall be in compliance with all applicable provisions of the SOX Act, Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or implementing the provisions thereof (collectively, the “SOX and Dodd-Frank Acts”) that are then in effect, and shall take all action it deems reasonably necessary or advisable to assure that it shall be in compliance with other applicable provisions of the SOX and Dodd-Frank Acts not currently applicable to it and at all times after the effectiveness of such provisions.

(xix) Money Laundering Laws. The operations of the FatPipe Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(xx) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, employee, representative, agent, affiliate, or any other person acting on behalf of the FatPipe Parties, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the FatPipe Parties, and to the knowledge of the Company, each of their respective affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxi) OFAC. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the FatPipe Parties, or any other person acting on behalf of the FatPipe Parties, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company shall not directly or indirectly use the proceeds of the sale of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxii) Insurance. The FatPipe Parties are collectively insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. Neither the Company nor any Subsidiary has any reason to believe that it shall not be able to (A) renew its existing insurance coverage as and when such policies expire, or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business and at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xxiii) Books and Records. The minute books of the FatPipe Parties have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately reflect all transactions referred to in such minutes.

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(xxiv) No Undisclosed Contracts. There is no Contract or document required by the Securities Act to be described in the Registration Statement, the Time-of-Sale Disclosure Package, or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time-of-Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material resepects. Other than as described in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated by the Company or any of the other parties thereto. The Company has not received notice of the suspension or termination of any such Contract, and have no knowledge that any such suspension or termination is threatened or imminent.

(xxv) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or other equity holders), suppliers, manufacturers, customers, distributors, or contractors of the Company or any Subsidiary, on the other, which is required to be described in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxvi) Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. Except as disclosed in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, there are no other transactions between or among the Company, directors, director nominees, officers or other control persons of the Company (or any of their respective family members) which are required to be described in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus and which are not so described. All such transactions have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxvii) No Registration Rights. No person or entity has the right to require registration of Common Stock (or other securities of the Company that are convertible into or exercisable or exchangeable for Common Stock) within one hundred eighty (180) days of the date hereof as a result of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time period required. Except as described in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

(xxviii) Continued Business. No supplier, manufacturer, customer, distributor or sales agent of the Company or any Subsidiary has notified the Company or any Subsidiary that it intends to discontinue or decrease the amount or rate of business conducted with the Company, except where such discontinuation or decrease would not reasonably be expected to result in a Material Adverse Effect.

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(xxix) Material Customers. The Company has provided the Underwriter with copies of all customer agreements for the top two (2) customers by revenue for the trailing twelve (12) month period. Except as would not have a Material Adverse Effect, unless otherwise disclosed to the Underwriter: (A) none of those customers has terminated, or to the Company’s knowledge threatened to terminate, its relationship with, or materially reduced, or to the Company’s knowledge threatened to materially reduce, its purchases from the Company or one of its Subsidiaries (as applicable); (B) each such contract is valid and binding on the Company or Subsidiary that is a party thereto and, to the Company’s knowledge, each other party thereto; (C) each such contract is in full force and effect and enforceable by the Company in accordance with its terms, except to the extent enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, and to general equitable principles; (iv) the FatPipe Parties and, to the Company’s knowledge, each other party thereto, have performed and complied in all material respects with all obligations required to be performed or complied with by them under each such contract; and (D) there is no default under any such contract by the FatPipe Parties or, to the Company’s knowledge, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the FatPipe Parties or, to the Company’s knowledge, by any other party thereto.

(xxx) Stock Exchange Listing. The Shares and the Underwriter Warrant Shares have been approved for listing on the Exchange, subject only to official notice of issuance.

(xxxi) No Fees. Except as disclosed in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus, neither of the Company, nor any of its officers, directors, members or employees, has made, intends to make, or is required to make any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, broker fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the twelve (12)-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter.

(xxxii) Proceeds. Except as disclosed in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus, none of the net proceeds of the offering contemplated by this Agreement shall be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member.

(xxxiii) No FINRA Affiliations. To the knowledge of the Company, no (A) officer or director of the Company, (B) owner of ten percent (10%) or more of any class of the Company’s securities, or (C) owner of any amount of the Company’s unregistered securities acquired within the one hundred eighty (180)-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company shall advise the Representative and counsel to the Underwriters if they become aware that any such person or entity is or becomes an affiliate or associated person of a FINRA member participating in the offering contemplated by this Agreement.

(xxxiv) No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

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(xxxv) Certain Statements. The statements set forth in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus under the captions “Description of Capital Stock,” “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Common Stock” and “Shares Eligible for Future Sale” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete, and fair, and, insofar as they purport to constitute a summary of (A) the terms of the Company’s outstanding securities, (B) the terms of the Shares, and (C) the terms of the documents referred to therein, are accurate, complete, and fair.

(xxxvi) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six (6)-month period preceding the date hereof, other than shares issued pursuant to the Stock Incentive Plans.

(xxxvii) Data Privacy. In connection with its collection, storage, transfer and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Private Information”), the Company and each Subsidiary is and has been in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company or any Subsidiary is a party or to which it is subject. The Company and each Subsidiary takes and has taken all steps reasonably necessary (including implementing and monitoring compliance with technical, organizational and administrative security measures) to protect Private Information against loss and against unauthorized access, use, modification, disclosure or other misuse. In the past three (3) years, there has been no modification, disclosure or misuse of, nor to the Company’s knowledge, any unauthorized access to any Private Information, nor has there been any breach in security of any of the information systems used to store or otherwise process any Private Information. The Company and each Subsidiary require all third parties to which any such party provides Private Information or access thereto to maintain the privacy and security of such Private Information, including by contractually obligating such third parties to protect such Private Information in accordance with the applicable privacy laws. Neither the Company nor any Subsidiary is subject to any complaints, lawsuits, proceedings, audits, investigations or claims by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other governmental authority, foreign or domestic, regarding its collection, use, storage, disclosure, transfer or maintenance of any Private Information and no such complaints, lawsuits, proceedings, audits, investigations or claims are threatened.

(b) Any certificate signed by any officer of the Company in connection with this Agreement and delivered to the Representative for the benefit of the Underwriters, or to counsel to the Company or the Underwriters, shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and the Underwriters agree to purchase the Firm Shares set forth opposite the name of the Underwriters on Schedule I hereto. The purchase price to be paid by the Underwriters to the Company for each Firm Share shall be $[●] per share.

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(b) The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the representations and warranties, and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase at the purchase price set forth in Section 4(a) all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time, and from time to time, on or before the thirtieth (30th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first (1st) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agree.

(c) Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner as the payment for the Firm Shares as set forth in Section 4(d) hereof.

(d) The Firm Shares shall be delivered by the Company to the Underwriter, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern time, on the first (1st) (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the second (2nd)) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the accounts of the respective Underwriters, which delivery shall with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system.

(e) On the Closing Date, the Company shall issue to the Representative (and/or its designees), warrants (the “Initial Underwriter Warrants”), in form and substance substantially in the form attached hereto as Exhibit C, for the purchase of an aggregate of [●] shares of Common Stock, registered in the name or names and in such denominations as the Representative may request at least one (1) business day before the Closing Date. In the event that the Underwriters exercise the option to purchase some or all of the Option Shares, on each Option Closing Date, the Company shall issue to the Representative (and/or its designees), warrants (the “Option Underwriter Warrants,” and, together with the Initial Underwriter Warrants, the “Underwriter Warrants”), substantially in the form attached hereto as Exhibit C, to purchase that number of shares of Common Stock that is equal to ten percent (10%) of the number of Option Shares being purchased on such Option Closing Date, which shall be registered in the name or names and be in such denominations as the Representative may request at least one (1) business day before the Option Closing Date.

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5. Covenants. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Securities Act.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date on which the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer as determined by the Representative (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including the filing of any Rule 462 Registration Statement), the Time-of-Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(c) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, or any amendment or supplement to the Time-of-Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time-of-Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from listing on the Exchange, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company shall use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C as applicable, under the Securities Act and shall use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(d) (i) During the Prospectus Delivery Period, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time-of-Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time-of-Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel, or the Representative or its counsel, to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time-of-Sale Disclosure Package) to comply with the Securities Act, the Company shall promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, supplement or other document, and shall amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time-of-Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

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(ii) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which is that an Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus, or included or would include, when taken together with the Time-of-Sale Disclosure Package, an untrue statement of a material fact, or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement (at the expense of the Company), such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f) The Company shall furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(g) The Company shall make available to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a twelve (12)-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, shall pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares (including all fees and expenses of the registrar and transfer agent of the Shares and the registrar and transfer agent of the Underwriter Warrants (if other than the Company), and the cost of preparing and printing stock certificates and warrant certificates), (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time-of-Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (iii) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification, if required, of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (iv) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA of the terms of the sale of the Shares, (v) Exchange listing fees, if any, and (vi) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company shall reimburse the Representative for the Underwriters’ reasonable out-of-pocket expenses, including legal fees and disbursements, in connection with the purchase and sale of the Shares contemplated hereby up to $[__]  (including amounts payable pursuant to clauses (iii) and (iv) above). If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 9(a)(ii), (iv) or (v), the Company shall reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable and documented fees and disbursements of one counsel, travel expenses, postage, facsimile and telephone charges) actually paid and incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

(i) The Company intends to apply the net proceeds from the sale of the Shares to be sold by the Company hereunder for the purposes set forth in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(j) The Company has not taken, and, during the Prospectus Delivery Period, shall not take , directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. For the sake of clarity, actions by the Underwriters or persons acting on any of their behalf shall not constitute direct or indirect action by the Company for the purposes of this clause.

(k) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each of the Underwriters, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and shall not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included on Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it shall treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or shall comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

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(l) The Company hereby agrees that, without the prior written consent of the Representative, it shall not, during the period beginning on the date hereof and continuing through the close of trading on the date that is one hundred eighty (180) days after the date of the Final Prospectus (the “Lock-Up Period”), (i) offer, pledge, hypothecate, issue, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement or prospectus with the Commission relating to the offer or sale of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-4 in connection with a business combination transaction or a registration statement on Form S-8 with respect to the registration of shares of Common Stock to be issued pursuant to the Stock Incentive Plans. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder or the Underwriter Warrants, (2) the issuance of Common Stock upon the exercise of outstanding options or warrants, or the conversion of outstanding convertible securities, disclosed in the Registration Statement, the Time-of-Sale Disclosure Package, and the Final Prospectus, or (3) the issuance of options or the grant of restricted stock or restricted stock units pursuant to the Stock Incentive Plans.

(m) The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company).

(n) The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the end of the Prospectus Delivery Period, and (b) the expiration of the Lock-Up Period described in Section 5(l).

(o) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement (as defined below) for an officer, director, or stockholder of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

6. Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time-of-Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; and any request of the Commission that additional information be included in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus shall have been complied with.

(b) The Shares and the Underwriter Warrant Shares shall be approved for listing on the Exchange, subject to official notice of issuance.

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(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time-of-Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the opinion and negative assurance letters of Sichenzia Ross Ference Carmel LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the negative assurance letter of Stradling Yocca Carlson & Rauth LLP, counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) The Representative, for the benefit of the Underwriters, shall have received a letter from Suri & Co., on the date hereof and on the Closing Date, and on each Option Closing Date, as applicable, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Time-of-Sale Disclosure Package, any Prospectus, and the Final Prospectus; provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than two (2) business days prior to such Closing Date or such Option Closing Date, as the case may be.

(i) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, a certificate, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer or principal financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as applicable;

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(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time-of-Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting in or reasonably expected to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or the Option Closing Date, as applicable.

(j) On or before the date hereof, the Representative shall have received a duly executed lock-up agreement in substantially the form set forth on Exhibit A hereto (each a “Lock-Up Agreement”), by and between the Representative and (i) each member of the Company’s board of directors, (ii) each executive officer of the Company, and (iii) each of the other holders of capital stock of the Company.

(k) On the date hereof and on the Closing Date and on each Option Closing Date, the Company shall have furnished to the Representatives a certificate of the chief financial officer of the Company with respect to certain financial information contained in the Registration Statement, the Time-of-Sale Disclosure Package, any Prospectus, and the Final Prospectus.

(l) The Company shall have furnished to the Underwriters and its counsel such additional documents, certificates and evidence as the Underwriters or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date, or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Sections 5(h), 7, and 8 shall survive any such termination and remain in full force and effect.

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7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each of the Underwriters, its affiliates, directors, officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time-of-Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and shall reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any of the Underwriters (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time-of-Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which information is limited to the information specifically described in Section 7(f).

(b) Each of the Underwriters, severally and not jointly, shall indemnify, defend and hold harmless the Company, its directors, officers, members and employees, and each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time-of-Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time-of-Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which information is limited to the information specifically described in Section 7(f), and shall reimburse such party for any actual, reasonable legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action.

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(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent it desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it and any others entitled to indemnification pursuant to this Section in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party or parties as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not unreasonably be conditioned, delayed or withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount and the value of the Underwriter Warrants received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter and the value of the Underwriter Warrants received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their underwriting commitments and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each of the Underwriters under this Section 7 shall be in addition to any liability that each of the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, each of the Underwriters severally confirms, and the Company acknowledge, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time-of-Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the marketing and legal names of each of the Underwriters, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time-of-Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the FatPipe Parties contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Sections 5(h) and 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

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9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act, or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) trading of any securities issued or guaranteed by shall have been suspended or materially limited on or by any of the New York Stock Exchange, NYSE American, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iii) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; (iv) a general moratorium on commercial banking activities shall have been declared by any federal, New York or California authorities; (v) there shall have occurred any attack on, outbreak or escalation of national or international hostilities, act of terrorism involving the United States, any change in national emergency or war, or any crisis or calamity, or any change in national or international financial markets, or any change or development in national or international political, financial or economic conditions that, in each case, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, or the sale or delivery of the Shares on the Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus; (vi) if the Company is in material breach of any representations, warranties, or covenants hereunder; or (vii) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement, or since the respective dates as of which information is given in the Registration Statement, the Time-of-Sale Disclosure Package or the Final Prospectus, any material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(h) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Representative by telephone, confirmed in writing pursuant to Section 10.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

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If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2 and 3, the obligations with respect to expenses to be paid or reimbursed pursuant to Section 5 and the provisions of Section 5(h) and Section 7 and Sections 9 through 17, inclusive, shall not terminate and shall remain in full force and effect.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed, hand delivered or sent via electronic mail and confirmed to the parties hereto as follows:

If to Representative:	Roth Capital Partners, LLC
800 San Clemente Drive, Suite 400
Newport Beach, CA 92660
	Attention:	Equity Capital Markets
	Email:	RothECM@roth.com

with a copy to:	Stradling Yocca Carlson & Rauth LLP
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
	Attention:	Ryan C. Wilkins
	Email:	rwilkins@stradlinglaw.com

FatPipe, Inc.
If to the Company:	392 East Winchester Street, Fifth Floor
Salt Lake City, Utah 84107
	Attention:	Ragula Bhaskar, Chief Executive Officer
	Email:	bhaskar@fatpipeinc.com

With a copy to:	Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
	Attention:	Darrin M. Ocasio
	Email:	dmocasio@srfc.law

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or in each case using such other address or contact information as the person to be notified may have requested in writing. Any party to this Agreement may change such address or contact information for notices by sending written notice of a new address or contact information for such purpose to the parties to this Agreement.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters. Neither party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each of the Underwriters has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms’-length negotiations with the Underwriters and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each of the Underwriters is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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17. Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time-of-Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS CONTROLLING PERSONS, OFFICERS AND DIRECTORS REFERRED TO IN SECTION 7, EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME-OF-SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign)) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

19. Entire Agreement. This Agreement, together with any other written agreements that relate to the offering of the Shares (to the extent not superseded by this Agreement), including the exhibits and schedules hereto, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus, the conduct of the offering contemplated by this Agreement, and the purchase and sale of the Shares.

20. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, shall be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) For purposes of this Section 19, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act; (c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (d) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (e) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (f) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this agreement whereupon this agreement shall become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

FATPIPE, INC.

By:
Name:	Ragula Bhaskar
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

Confirmed as of the date first above-mentioned

by the Representative of the several Underwriters.

ROTH CAPITAL PARTNERS, LLC

By:
Name:	Aaron M. Gurewitz
Title:	President & Head of Investment
Banking

[Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Roth Capital Partners, LLC	[●]	[●]
[●]	[●]	[●]
Total

SCHEDULE II

Pricing Terms

1.	The Company is selling [●] Firm Shares.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Option Shares.

3.	The initial public offering price per share for the Shares shall be $[●].

SCHEDULE III

Free Writing Prospectus1

1 [Note to Draft: To be determined.]

EXHIBIT A

Form of Lock-Up Agreement

EXHIBIT B

Form of Press Release

FatPipe, Inc.

[Date]

FatPipe, Inc. (the “Company”) announced today that Roth Capital Partners, LLC, the Representative in the Company’s recent public sale of [  ] shares of common stock is [waiving][releasing] a lock-up restriction with respect to [  ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] [a stockholder] of the Company. The [waiver][release] shall take effect on , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

Form of Warrant